Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Cerence Inc.
Burlington, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-234040, No.333-254398, No. 333-262572, No. 333-269642, No. 333-277635, No.333-277636, and No. 333-282584) of Cerence Inc. of our reports dated November 20, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Boston, Massachusetts
November 20, 2025